UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 13, 2015

PCM, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-25790	95-4518700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1940 E. Mariposa Ave.

El Segundo, California  90245

(Address of principal executive offices)(zip code)

(310) 354-5600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry Into a Material Definitive Agreement.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 13, 2015, PCM entered into an agreement to acquire the assets of En Pointe Technologies Sales, Inc.’s IT solutions provider business, excluding current tangible assets, such as accounts receivable and inventory. En Pointe Technologies Sales, Inc., one of the nation’s largest independent IT solutions providers, is headquartered in Southern California. Under the terms of the agreement, PCM will pay an initial purchase price of $15 million in cash and future contingent earn-out consideration, including 22.5% of the future adjusted gross profit of the business and 10% of certain service revenues over the next three years. The assets will be acquired by an indirect wholly-owned subsidiary of PCM, which subsidiary will operate under the En Pointe brand following the closing. The transaction is subject to certain closing conditions and is currently expected to close on April 1, 2015.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                         Exhibits.

99.1                                  Press Release of PCM, Inc. dated March 16, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PCM, INC.

	By:	/s/ Brandon H. LaVerne
	Name:	Brandon H. LaVerne
	Title:	Chief Financial Officer

Dated: March 16, 2015

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release of PCM, Inc. dated March 16, 2015